Exhibit 99.1

Macquarie Infrastructure Company Receives Notice Regarding NYSE Listing

NEW YORK--(BUSINESS WIRE)--April 14, 2009--Macquarie Infrastructure Company LLC announced that it has been notified by the New York Stock Exchange (NYSE) that it has fallen below the NYSE’s continued listing standard related to total market capitalization. The NYSE requires that the average market capitalization of a company listed under the Valuation and Cash Flow Standard be not less than $75 million over a consecutive 30 trading-day period. As of April 7, 2009, the date of the notice, MIC’s 30 trading-day average market capitalization was approximately $65.3 million.

MIC intends to submit a written plan to the NYSE, within the allotted 45 day period, summarizing the steps that it has taken and will take to regain compliance with the listing standard. The Company expects to have 18 months from the date of the notice in which to achieve compliance.

“We are acutely aware of the potential impact of the economic downturn and the tightening of the credit markets on our businesses”, said Peter Stokes, chief executive officer of MIC. “However, we believe the price of our shares, and therefore our market capitalization, overstates the impact of the market conditions and undervalues the current and future cash generating capacity of our businesses.”

Among the items that the Company will reference in the plan it submits to the NYSE are its ongoing debt reduction initiatives, particularly as they pertain to the airport services and holding company level facilities. The plan will also note completed and potential further reductions in operating expenses.

None of MIC’s operations, credit agreements or debt obligations is affected by this notification. The notice does not alter the Company’s reporting requirements with the Securities and Exchange Commission.

ABOUT MACQUARIE INFRASTRUCTURE COMPANY

Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses providing basic, everyday services, to customers in the United States. Its businesses consist of an airport services business, a 50% indirect interest in a bulk liquid storage terminal business, a gas production and distribution business, a district energy business, and an airport parking business. The Company is managed by a member of the Macquarie Group. For additional information, please visit the Macquarie Infrastructure Company website at www.macquarie.com/mic.

FORWARD LOOKING STATEMENTS

This filing contains forward-looking statements. We may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond our control including, among other things: changes in general economic or business conditions, our ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement our strategy, our shared decision-making with co-investors over investments including the distribution of dividends, our regulatory environment establishing rate structures and monitoring quality of service, demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks, fuel and gas costs, our ability to recover increases in costs from customers, reliance on sole or limited source suppliers, foreign exchange fluctuations, risks or conflicts of interests involving our relationship with the Macquarie Group and changes in U.S. federal tax law.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates. Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC. MIC-G

CONTACT:
Macquarie Infrastructure Company
Investor Enquiries:
Jay A. Davis, 212-231-1825
Investor Relations
or
Media Enquiries:
Alex Doughty, 212-231-1710
Corporate Communications